Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the Registration Statement on Form N-1A of our report dated April 15, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity Concord Street Trust: Spartan 500 Index Fund and of our report dated April 21, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity Concord Street Trust: Spartan Extended Market Index Fund, Spartan International Index Fund, and Spartan Total Market Index Fund which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 23, 2014